Exhibit 4.2

GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

SEPTEMBER 20, 2007

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SECOND AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of the 20th day of September, 2007, by and among Guidewire Software, Inc., a Delaware corporation (the “Company”), John Raguin, Marcus Ryu, Ken Branson, John Seybold, Mark Shaw and James Kwak (each, a “Founder” and collectively, the “Founders”) and the investors listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) or Series B Preferred Stock (the “Series B Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of October 6, 2004 by and among the Company, the Founders and such Existing Investors, as amended (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of more than 50% of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) then outstanding which are not held by the Founders;

WHEREAS, the Existing Investors as holders of more than 50% of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company not held by the Founders desire to terminate the Prior Agreement and to accept the rights, created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain Investors are parties to the Series C Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Investors (the “Series C Agreement”), which provides that as a condition to the closing of the sale of the Series C Preferred Stock (the “Series C Preferred Stock,” collectively with the Series A Preferred Stock and Series B Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, Existing Investors holding more than 50% of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company not held by the Founders, the Founders, and the Company.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

(d) The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(e) The term “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f) The term “Registrable Securities” means: (i) any Common Stock issued or issuable upon conversion of the Preferred Stock of the Company; (ii) for purposes of the rights granted pursuant to Section 1.3 of this Agreement only, any Common Stock held by a Founder (other than Common Stock held by a Founder issued upon conversion of the Preferred Stock held by such Founder, which Common Stock shall be deemed Registrable Securities as set forth in clause (i) above); and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Preferred Stock or Common Stock, excluding, however, any Registrable Securities sold by a person in a transaction in which such person’s rights under this Section 1 are not assigned.

(g) The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock that are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

(h) The term “SEC” shall mean the Securities and Exchange Commission.

1.2 Request for Registration.

(a) If the Company shall receive at any time subsequent to the earlier of (i) September 30, 2011, or (ii) six months following the completion of the Company’s firm commitment underwritten initial public offering, a written request from the Holders not less than 50% of the Registrable Securities then outstanding that would result in the filing of a registration statement under the Act covering the registration of such Registrable Securities having an aggregate offering price to the public of at least $5,000,000, then the Company shall:

(i) within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders; and

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(ii) use its best efforts to file, and reasonable, diligent efforts to effect, as soon as practicable, and in any event to file the initial registration statement in connection therewith within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered within 20 days of the mailing of notice by the Company referenced in Section 1.2(a)(i) above, subject to the limitations of subsection 1.2(b).

(b) If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities held by Initiating Holders to be included in such underwriting shall not be reduced unless all securities other than Registrable Securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer taking action with respect to such filing for a period not to exceed 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

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(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) Within six (6) months after any other registration by the Company under the Act;

(iii) During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and the Company delivers notice of such intent to the Initiating Holders within thirty (30) days of the registration request; or

(iv) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register for its own account any of its capital stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered or an SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are

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sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, except as may be required by the Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered under this Section 1 to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Section 1 and a CUSP number for all such Registrable Securities, in each case not later than the effective date of such registration.

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(i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.6 Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions, Blue Sky fees, stock transfer taxes and fees) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company and the reasonable fees and expenses of one counsel for the selling stockholders (not to exceed $15,000) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any such expenses and shall retain their rights pursuant to Section 1.2.

1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filings and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company, and the reasonable fees and expenses of one counsel for the selling stockholders (not to exceed $15,000), but excluding underwriting discounts and commissions, Blue Sky fees, stock transfer taxes and fees and expenses of counsel to the Holders other than as set forth above.

1.8 Underwriting Requirements. If a registration statement for which the Company gives notice pursuant to Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any Holder’s Registrable Securities to be included in a registration pursuant to Section 1.3 shall be

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conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based upon the total number of Registrable Securities then held by each such Holder; provided, however, that in no event shall the amount of securities of the selling Holders included in such registration be reduced below twenty five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities in which case the Holders may be excluded in their entirety; provided further, however, that in no event shall the amount of securities of the selling Holders who are not Founders included in such registration be reduced unless all shares held by the Founders are first excluded from such registration (other than shares of Common Stock held by a Founder as a result of the conversion of shares of Preferred Stock held by such Founder in his capacity as an Investor herewith). If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 15 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners, stockholders and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such

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registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party

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represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Section 1.10(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

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(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed under the 1934 Act by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.12 Form S-3 Registration. If the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $500,000; (iii) the Company has effected two (2) such registrations prior to the date of such request; (iv) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period not to exceed ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration pursuant to this Section 1.12; or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

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(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon, as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with all registrations requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the fees and disbursements of counsel and the reasonable fees and expenses of one counsel for the selling stockholders for the Company (not to exceed $15,000), but excluding any underwriters’ discounts or commissions, Blue Sky fees, stock transfer taxes and fees, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3.

1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; (c) the transfer involves a transfer of at least 3,000,000 shares of Registrable Securities (as adjusted for dividends, splits, recapitalizations and the like); provided, however, that transfers or assignments to partners, retired partners, stockholders, members, parents, children, spouses, trusts or affiliates of a Holder (each a “Qualified Transferee”) shall be without restriction as to the minimum number of shares to be transferred; and (d) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 or 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the date set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

1.15 “Market Stand-Off” Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of an initial registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

(a) all executive officers, directors and holders of at least 1% of the outstanding capital stock of the Company enter into similar agreements; and

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(b) such market stand-off time period shall not exceed one hundred eighty (180) days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction.

1.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of: (a) seven (7) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or (b) such time as all Registrable Securities held by such Holder can be sold in any three (3) month period without registration under SEC Rule 144.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Investor, for so long as such Investor holds (together with its affiliates) at least 1,000,000 shares (as adjusted for subsequent stock dividends, splits, recapitalizations and the like) of Preferred Stock (a “Major Investor”):

(a) promptly after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, a statement of stockholder’s equity as of the end of such year and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”) and audited and certified by independent public accountants selected by the Company (and approved by the Company’s Board of Directors);

(b) promptly after the end of each month, an unaudited income statement, balance sheet and statement of cash flows for and as of the end of such month, such unaudited financial statements to be in reasonable detail and to show a comparison against budget; and

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(c) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a quarterly basis, including balance sheets, income statements and statements of cash flows and any other budgets prepared by the Company and approved by its Board of Directors.

2.2 Inspection Rights. The Company shall permit each Major Investor or its transferees (as permitted pursuant to Section 1.13 hereof), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor; provided, however, that the Company shall not be obligated under this Section 2.2 to provide information that it deems in good faith to be a trade secret or similar confidential or proprietary information.

2.3 Termination of Information Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate as to Major Investors and be of no further force or effect (i) upon the consummation of a firm commitment underwritten public offering of the Company’s securities, (ii) upon the closing of a Corporate Sale (as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Restated Certificate”)) or (iii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

2.4 Right of First Offer. Subject to the terms and conditions specified in this paragraph 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, a Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice by certified mail (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within fifteen (15) calendar days after giving of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of all convertible securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion of all convertible securities). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it under this Section 2.4 (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information,

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each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of all convertible securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion of all convertible securities).

(c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 30 day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale of shares of Series C Preferred Stock pursuant to the Series C Agreement, (ii) to the issuance or sale of stock (or options therefor) to leasing companies, landlords, lenders or other providers of goods or services to the Company, (iii) to the issuance of Common Stock (or options therefor) to officers, directors, employees, consultants, advisors or contractors of the Company pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors; (iv) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement, (v) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, or (vi) to the issuance of securities in connection with a bona fide business acquisition by the Company approved by its Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

(e) The right of first offer set forth in this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each Major Investor to any Qualified Transferee and (ii) such right is assignable between and among any of the Major Investors.

(f) The right of first offer set forth in this Section 2.4 shall terminate immediately prior to (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Act covering the offer and sale of Common Stock (other than a registration on Form S-8, Form S-4 or comparable or successor forms), in which all shares of Preferred Stock are converted into shares of Common Stock pursuant to the terms of the Restated Certificate; or (ii) the closing of a Corporate Sale (as defined in the Restated Certificate); provided, however, that no such termination under clause (ii) shall be deemed to occur in connection with the sale of shares of capital stock of the Company in a transaction or series of related transactions effected primarily for equity financing purposes.

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2.5 Stock Issuances to Employees. Unless the Board of Directors so authorizes, the Company hereby covenants that all stock, stock equivalents and options issued after the date hereof to employees of the Company shall be subject to repurchase (the “Repurchase Right”) by the Company (or its assignees) at cost at any time during at least a sixty (60)-day period following the date on which the employee ceases for any reason (with or without cause) to remain in the service of the Company or an affiliate of the Company. The Repurchase Right will terminate with respect to any shares for which it is not exercised within the sixty (60)-day period provided above and with respect to any shares for which the employee vests in accordance with the following vesting schedule: twenty-five percent (25%) of the shares to vest at the expiration of one (1) year from the date of the grant if the grantee is then in the service of the Company and the remaining seventy-five percent (75%) of the shares to vest each succeeding month in a series of thirty-six (36) successive monthly installments upon the completion by the employee of each month of service over the thirty-six (36)-month period measured from the date on which the first twenty-five percent (25%) of the shares vested. The Company further covenants that all stock and stock equivalents issued after the date hereof to employees of the Company shall be subject to a right of first refusal (the “First Refusal Right”) by the Company (or its assignees) in the event that the stockholder proposes to transfer or sell such stock or stock equivalents to a third party purchaser. The Repurchase Right and the First Refusal Right on any stock or stock equivalents to be granted to officers of the Company (including officers at the vice president level and above), to the extent not exercised by the Company, shall be assigned to Major Investors pro rata based on the proportion that the number of shares of Registrable Securities held by each such Major Investor bears to the number of Registrable Securities then outstanding and held by all Major Investors. This covenant shall lapse upon the earliest to occur of (i) the first date on which shares of common stock are held of record by more than five hundred (500) persons; (ii) at such time as the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the 1934 Act; (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the Act; (iv) the consolidation or merger of the Company (but only with respect to a consolidation or merger pursuant to which stockholders of the Company (determined prior to such consolidation or merger) hold less than 50% of the voting equity of the surviving corporation or pursuant to which more than 50% of the voting power of the Company is transferred); or (v) the sale of all or substantially all of the assets of the Company.

2.6 Proprietary Information and Inventions Agreements. The Company shall in the future require each new officer, employee and consultant of the Company to enter into and execute a Proprietary Information and Inventions Agreement in substantially the form attached to the Purchase Agreement as Exhibit F thereof, or an agreement containing substantially similar terms.

2.7 Reimbursement of Director Expenses. The Company shall reimburse the reasonable documented expenses incurred by the directors designated by (i) the holders of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, and (ii) the Mutual Directors (as defined in that certain Second Amended and Restated Voting Agreement of even date herewith) in connection with such directors’ attendance of meetings of the Company’s Board of Directors, promptly upon receipt of documentation of such expenses.

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2.8 Administration of 2006 Stock Option/Stock Issuance Plan. In connection with the Company’s 2006 Stock Option/Stock Issuance Plan (the “Plan”) pursuant to which the Company may grant stock options, common stock, stock equivalents and similar equity interests in the Company to employees, consultants, nonemployee directors and other service providers, the Company hereby covenants that no such grants under the Plan shall be made by the Board of Directors or any subcommittee or members thereof who are appointed to act as the Plan Administrator (as defined in the Plan) without the approval of at least one director who was designated as a member of the Board by the holders of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

2.9 Termination of Certain Covenants. The covenants set forth in Sections 2.5, 2.6, 2.7 and 2.8 shall terminate immediately prior to (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Act covering the offer and sale of Common Stock (other than a registration on Form S-8, Form S-4 or comparable or successor forms), in which all shares of Preferred Stock are converted into shares of Common Stock pursuant to the terms of the Restated Certificate; or (ii) the closing of a Corporate Sale (as defined in the Restated Certificate); provided, however, that no such termination under clause (ii) shall be deemed to occur in connection with the sale of shares of capital stock of the Company in a transaction or series of related transactions effected primarily for equity financing purposes.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

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3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than fifty percent (50%) of the Registrable Securities then outstanding; provided, however, that any amendment to this agreement adversely affecting the rights of the Founders under Section 1.3 hereof shall require the written consent of two-thirds (2/3) in interest of the Registrable Securities held by the Founders; and, provided further, however, that for so long as Battery Ventures VIII, L.P. (“Battery”) holds at least 200,000 shares of Series C Preferred Stock (or 200,000 shares of Common Stock issued upon conversion of the Series C Preferred Stock) (in each case, subject to appropriate adjustment for stock splits, stock dividends and combinations), any such amendment or waiver of the rights of Battery under Sections 2.1, 2.2 and 2.4 of this Agreement and this Section 3.7 shall also require the written consent of Battery. In addition to the foregoing, in the event any such amendment or waiver shall uniquely and adversely affect the rights or obligations of any specific Investor in a different manner than all of the Investors, such amendment or waiver shall require the separate written consent of a majority in interest of such Investors so uniquely and adversely affected (it being understood that, without limiting the foregoing, different series of Preferred Stock shall not be affected differently because of proportional differences in the amounts of their respective issue prices, liquidation preferences, dividend preferences and redemption prices that arise out of differences in the original issue price for each such series). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

3.8 Severability. If any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent, necessary so that this Agreement shall otherwise remain in full force and effect.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

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3.11 Termination of Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

3.12 Additional Investors. Notwithstanding Section 3.7, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have purchased Series C Preferred Stock pursuant to the subsequent closing provisions of Section 1.3 of the Series C Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

GUIDEWIRE SOFTWARE, INC.

By:	/s/ John Raguin
John Raguin
President and Chief Executive Officer

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

/s/ John Raguin
John Raguin

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

/s/ Marcus Ryu
Marcus Ryu

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

/s/ Kenneth W. Branson
Ken Branson

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ James Kwak
James Kwak

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

/s/ John Seybold
John Seybold

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

/s/ Mark Shaw
Mark Shaw

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BATTERY VENTURES VIII, L.P.

By:	Battery Partners VIII, LLC
General Partner

By:	/s/ Neeraj Agrawal
Title:	Member Manager

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Craig Ramsey
Craig Ramsey

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Chris Noble
Chris Noble

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

U.S. VENTURE PARTNERS VIII, L.P.
USVP VIII AFFILIATES FUND, L.P.
USVP ENTREPRENEUR PARTNERS VIII-A, L.P.
USVP ENTREPRENEUR PARTNERS VIII-B, L.P.

By Presidio Management Group VIII, L.L.C. The General Partner of Each

By:	/s/ Michael P. Maher

Name:	Michael P. Maher
Title:	Attorney-in-Fact

Address:
2735 Sand Hill Road
Menlo Park CA 94025
Facsimile No.: (650) 854-3018
Attn: Chief Financial Officer
Email: deals@usvp.com

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BAY PARTNERS X, L.P.

By Bay Management Company X, LLC, General Partner

By:	/s/ Atul Kapadia
Name:	Atul Kapadia
Title:	Manager

BAY PARTNERS X ENTREPRENEURS FUND, L.P.

By Bay Management Company X, LLC, General Partner

By:	/s/ Atul Kapadia
Name:	Atul Kapadia
Title:	Manager

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ John Raguin
John Raguin

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Marcus Ryu
Marcus Ryu

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

/s/ James Kwak
James Kwak

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Kenneth W. Branson
Ken Branson

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ John Seybold
John Seybold

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Mark Shaw
Mark Shaw

SIGNATURE PAGE TO GUIDEWIRE SOFTWARE, INC.

SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

Investors

Name

Battery Ventures VIII, L.P.

U.S. Venture Partners VIII, L.P.

USVP VIII Affiliates Fund, L.P.

US VP Entrepreneur Partners VIII-A, L.P.

USVP Entrepreneur Partners VIII-B, L.P.

Bay Partners X, L.P.

Bay Partners X Entrepreneurs Fund, L.P.

Craig Ramsey

Chris Noble

John Raguin

Marcus Ryu

James Kwak

Ken Branson

John Seybold

Mark Shaw

Richard P. Branson

Brian Epstein

Jonathan Epstein

Noah Feldman

Michael Flexer

Andrew J. Harman Revocable Trust

Barbara G. Lamparter

Richard A. Lamparter

James W. Shaw

Jeff Zajkowski

ExNihilo, Inc.

Dana Panichas and Tommy Hansen

Raymond Paquin

Stuart Read

Willy Hertanu